                                                                   Exhibit 10(i)


                 EMPLOYMENT, RETIREMENT AND CONSULTING AGREEMENT
                 -----------------------------------------------

       THIS EMPLOYMENT, RETIREMENT AND CONSULTING AGREEMENT (this "Agreement") is made and entered into this 14th day of February, 1997, by and between THE LINCOLN ELECTRIC COMPANY (the "Company," a term which in this Agreement shall include its predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, stockholders, members, employees, heirs, successors, assigns, representatives, agents and counsel, unless the context otherwise clearly requires), and DONALD F. HASTINGS ("Executive"),

                                   WITNESSETH:
                                   ----------

       WHEREAS, Executive is an employee and director of the Company and currently serves as Chairman of the Board of Directors of the Company;

       WHEREAS, the Executive ceased serving as Chief Executive Officer of the Company, effective October 31, 1996, and the Company and Executive have determined that Executive shall resign and retire as a director and as an officer and employee of the Company effective May 27, 1997, and its subsidiaries and related or affiliated companies effective on the date hereof, and that Executive will become Chairman Emeritus on May 27, 1997;

       WHEREAS, the Company and Executive desire to provide for a consulting arrangement whereby the Company may continue to benefit from the services of Executive following his retirement from the Company;

       WHEREAS, the Company and Executive desire to make provision for the payments and benefits that Executive will be entitled to receive from the Company in consideration for Executive's obligations and actions under this Agreement and in connection with such resignations and retirement and the cessation of his employment with the Company; and

       WHEREAS, the Company and Executive wish to resolve, settle and/or compromise any and all matters, claims and issues between them arising from or relating to Executive's service and employment with the Company, including the termination thereof;

       NOW THEREFORE, in consideration of the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Company and Executive agree as follows:

       1. EFFECTIVE DATE OF AGREEMENT. This Agreement is effective on the date hereof and shall continue in effect as provided herein.

       2. EMPLOYMENT. Commencing on the date hereof, Executive's employment shall continue through May 27, 1997 (the "Employment Term"), subject to the provisions hereof.

       3. DUTIES DURING EMPLOYMENT TERM. Executive's principal duties and authority after the date hereof during the Employment Term will be to serve as Chairman of the Board of Directors of the Company and as an advisor to the Chief Executive Officer of the Company.

       4. COMPENSATION DURING EMPLOYMENT TERM. In consideration of the services of the Executive during the Employment Term, and of the promises of Executive in this Agreement and subject to the conditions hereof, including without limitation Paragraph 10 of this Agreement, the Company shall:

       (a) During the Employment Term, and thereafter until July 2, 1997 as if Executive remained an employee, continue to pay Executive an annualized base salary of FIVE HUNDRED FIFTY THOUSAND DOLLARS ($550,000) in accordance with the Company's regular payroll practices; PROVIDED that (i) no such payment shall be made unless and until the conditions in Paragraph 10 below have been satisfied,
(ii) the continuance of such payments is contingent upon Executive's compliance with each and every requirement of this Agreement applicable to him and (iii) if Executive dies before the completion of the payments described in this subparagraph 4(a), the remaining payments described in this subparagraph 4(a) following his death shall be made to his estate.

       (b) During the Employment Term continue Executive's eligibility for a prorated 1997 bonus calculated as if Executive continued his employment with the Company until July 2, 1997, to be determined by the Board of Directors of the Company, but in any event, said 1997 prorated bonus shall not be less than $200,000 if management goals for 1997 are achieved; provided that in each case
(A) no such payment shall be made unless and until each of the conditions in Paragraph 10 below have been satisfied, (B) the payment of any bonus is contingent upon Executive's compliance with each and every requirement of this Agreement applicable to him and (C) if Executive dies before any payment described in this subparagraph 4(b) is made, such payment described in this subparagraph 4(b) following his death shall be made to his estate.

       (c) Continue to permit Executive to participate in the Company's medical and life insurance programs, and other plans, programs and perquisites appropriate for his position and status as a senior officer of the Company, on the same basis that Executive has participated in such plans, programs and perquisites, until the end of the Employment Term; provided, however, that effective on the date hereof, the Company shall neither have any obligation to maintain the special term life insurance policy in the amount of $3 million on the life of Executive, nor any obligation to pay any premiums thereon, including but not limited to premiums that are overdue or delinquent on the date hereof.

       5. RESIGNATION AND RETIREMENT.

       (a) Executive hereby (i) confirms his resignation as Chief Executive Officer of the Company effective October 31, 1996, (ii) effective the date hereof (A) resigns from all boards and offices of any entity that is a subsidiary of or is otherwise related to or affiliated with the Company, and (B) resigns from all administrative, fiduciary or other positions he may hold or have held with respect to arrangements or plans for, of or relating to the Company, and (iii) agrees to resign from any nonprofit organizations other than those identified on Exhibit E attached hereto and agrees not to join any other industry related nonprofit organization without the prior approval of the Chief Executive Officer of the Company. The costs and expenses associated with the Executive's memberships in organizations set forth on Exhibit E are the sole responsibility of the Executive and service for such organizations by Executive is for and on behalf of Executive. The Company hereby consents to and accepts said resignations, and the Company records shall so reflect.

       (b) Effective May 27, 1997, Executive shall resign and retire from his employment with the Company, and resign from his position as Chairman of the Board of Directors of the Company. Effective with the Company's annual meeting of stockholders on May 27, 1997, Executive shall retire from the Board of Directors of the Company.

       (c) For purposes of Company recognition awards, Executive shall, notwithstanding his actual retirement date of May 27, 1997 as provided in subparagraph 5(b), be deemed to have retired on July 2, 1997, the 44th anniversary of Executive's employment with the Company.

       6. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, ETC. In consideration of the promises of the Executive in this Agreement and subject to the conditions hereof, including without limitation Paragraph 10 of this Agreement, the Company shall:

       (a) Pay Executive a supplemental pension (the "Pension") at Executive's option, which option shall be exercised in writing and delivered to the Company on or before May 27, 1997: either (i) in a lump sum in an amount calculated in accordance with the letter dated October 2, 1996 issued by Watson Wyatt & Company, payable on August 1, 1997, or (ii) TWO HUNDRED EIGHTY-NINE THOUSAND FOUR HUNDRED FOURTEEN DOLLARS ($289,414) per year, in equal monthly installments, payable in the form of a single life annuity, commencing with a payment on August 1, 1997 and ending with a payment on the first day of the month in which Executive dies;; PROVIDED that (x) no such payment shall be made unless each of the conditions in the Option Agreements provided for in Paragraph 8(a) and the conditions in Paragraphs 8(b) and 10 below have been satisfied, and
(y) such payment is contingent upon Executive's compliance with each and every requirement of this Agreement applicable to him; and PROVIDED FURTHER that the Pension shall be paid through the Company's Supplemental Executive Retirement Plan (but no other benefit shall be payable to or with respect to Executive under such plan); and PROVIDED FURTHER that in the event Executive elects to receive the Pension pursuant to paragraph 6(a)(ii), that Executive may elect to receive the Pension in the form of an actuarially equivalent joint and survivor annuity in lieu of a single life annuity (such actuarial equivalence being determined in accordance with the terms of the Company's Supplemental Executive Retirement Plan).

       (b) Permit Executive to participate in the Company's medical program through which retirees, at their cost (as determined by the Company), may elect to have coverage under the Company's medical program that is secondary to Medicare.

       7. CONSULTING SERVICES. Commencing at the expiration of the Employment
Term:

       (a) The Company shall retain the Executive's services, and he shall serve the Company, as a consultant for the period May 28, 1997 through May 31, 2004 ("the Consulting Period").

       (b) During the Consulting Period, Executive will render to the Company such services of a consultative nature as the Company reasonably may request, so that the Company may continue to have the benefit of his experience and knowledge of the affairs of the Company and of his business reputation and contacts. Executive will be an advisor to the Chief Executive Officer and will perform such tasks as the Chief Executive shall designate. The Company understands and agrees that Executive may relocate his residence elsewhere. Executive will be available for advice and counsel to the officers and directors of the Company at all reasonable times by telephone, letter or in person for up to the equivalent of twenty (20) eight hour days per calendar quarter through May 31, 1999, and five (5) eight hour days per calendar quarter commencing June 1, 1999 through the end of the Consulting Period, in each case during normal business hours.

       (c) The Company shall pay Executive a consulting fee of FIVE HUNDRED THOUSAND DOLLARS ($500,000) per annum during the period commencing June 1, 1997 through May 31, 1999, and a consulting fee of ONE HUNDRED THOUSAND DOLLARS ($100,000) per annum during the period commencing June 1, 1999 through the end of the Consulting Period, in each case payable monthly in arrears.

       (d) During the Consulting Period the Company shall reimburse Executive monthly for travel and other expenses in connection with his services as a consultant, such reimbursement to be in accordance with the Company's standard reimbursement practices. The Company hereby agrees to indemnify Executive and hold Executive harmless from any and all claims, losses, costs and expenses (including reasonable attorneys fees) incurred, suffered or paid by Executive arising out of or in connection with Executive's performance of consulting services to the Company during the Consulting Period unless caused by the negligence or intentional misconduct of Executive and/or Executive's material breach of this Agreement. This provision is not intended to limit or eliminate any indemnification obligations the Company may have to Executive as a result of Executive's position as an officer and director of the Company.

       (e) During the Employment Term and the period May 28, 1997 through December 31, 1999, the Company will provide Executive with up to 1,250 square feet of usable office space at a location to be selected by the Company and acceptable to Executive, including rent, utilities and escalations, but not in the Company's home office building. The office space shall be furnished with office furniture and shall be equipped with other reasonable furnishings, including computer, telephone and photocopy equipment and shall be staffed by a full-time salaried qualified executive secretary with appropriate fringe benefits. Ownership of the furnishings and equipment furnished by the Company shall be retained by the Company and at December 31, 1999 possession thereof shall be delivered to Company. Reasonable operating expenses of the office shall be paid by the Company. The Executive may at any time deliver possession of this office space and the furnishings to the Company, at which time the Company's obligations to Executive under this subparagraph 7(e) shall cease.

       8. Option; Trading of Company Common Shares.

       (a) The Company confirms that Executive received conditional grants on September 24, 1996 of an option to purchase 50,000 Common Shares of the Company at a price of $30.00 per share (the closing price on October 1, 1996) and an option to purchase 50,000 Class A Common Shares of the Company at a price of $27.25 per share (the closing price on October 1, 1996), in accordance with the terms of the Option Agreements attached hereto as Exhibits A-1 and A-2 and made a part hereof. Such grants were conditioned on Executive's execution and delivery of this Agreement. Executive hereby delivers to the Company originals of the Option Agreements duly executed by Executive.

       (b) Executive agrees that, from the date hereof through May 31, 1999, the Executive shall not dispose of shares of the Company's equity securities except during a period in which the Company's general counsel confirms that the Company's then directors and officers are permitted to trade such securities; provided, however, that from the date hereof through May 31, 1997, Executive may transfer such equity securities to a private foundation, as such term is defined in Section 509(a) of the Internal Revenue Code of 1986 (as amended) (the "Code"), established solely by the Executive (the "Private Foundation"). Executive shall cause his spouse, and any donee or transferee of Executive or his spouse of such securities, including, but not limited to the Private Foundation, not to dispose of shares of the Company's equity securities except for dispositions of such equity securities by the Private Foundation in order to avoid excise taxes which may be imposed under Section 4942 or 4943 of the Code or except during a period in which the Company's general counsel confirms that the Company's then directors and officers are permitted to trade such securities; provided, however, that the restrictions of this sentence shall not apply to any transferee that acquires such securities in an open market transaction that is permitted hereunder. Nothing in this subparagraph 8(b) shall restrict Executive's right to exercise any exercisable portion of the options described in subparagraph 8(a).

       9. CONSIDERATION FOR RELEASES. Executive acknowledges and agrees that the consideration provided by the Company to Executive under this Agreement, including, without limitation, the payments and benefits to be made or provided by the Company to Executive pursuant to this Agreement and the Option Agreements, is greater than and in addition to anything of value to which he otherwise would be entitled from the Company and that the releases by Executive set forth in Paragraph 10 of this Agreement and the obligations of and actions taken by Executive under this Agreement are given and undertaken in consideration of, and adequately supported by, the payments and benefits to be made or provided to Executive by the Company under and pursuant to this Agreement and the Option Agreements.

       10. RELEASES BY EXECUTIVE.

       (a) In consideration of the payments made and to be made and the benefits to be received by Executive pursuant to Paragraphs 6, 7 and 8(a) of this Agreement, Executive, for himself and his dependents, successors, assigns, heirs, executors and administrators (and his and their legal representatives of every kind), hereby releases, dismisses, remises and forever discharges the Company from any and all arbitrations, claims, including claims for attorney's fees, demands, damages, suits, proceedings, actions and/or causes of action of any kind and every description, whether known or unknown, which Executive now has or may have had for, upon, or by reason of any cause whatsoever (except that this release shall not apply to the obligations of the Company arising under this Agreement) ("claims"), against the Company, including but not limited to:

              (i) any and all claims arising out of or relating to Executive's employment by or service with the Company through the date hereof;

              (ii) any and all claims arising out of or relating to the matter of ELLIS F. SMOLIK VS. THE LINCOLN ELECTRIC COMPANY, Case No. 288514 in the Common Pleas Court of Cuyahoga County, Ohio;

              (iii) any and all claims of discrimination, including but not limited to claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, including, specifically, but without limiting the generality of the foregoing, any claims under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, Ohio Revised Code Section 4101.17 and Ohio Revised Code Chapter 4112, including Sections 4112.02 and 4112.99 thereof; and

              (iv) any and all claims of breach of any contract or promise, express or implied.

       (b) Executive understands and acknowledges that the Company does not admit any violation of law, liability or invasion of any of his rights and that any such violation, liability or invasion is expressly denied. The consideration provided under this Agreement is made for the purpose of settling and extinguishing all claims and rights (and every other similar or dissimilar matter) that Executive ever had or now may have against the Company to the extent provided in this Paragraph 10. Executive further agrees and acknowledges that no representations, promises or inducements have been made by the Company other than as appear in this Agreement.

       (c) Executive further agrees and acknowledges that:

              (i) The release provided for in this Paragraph 10 releases claims to and including the date of this Agreement;

              (ii) He has been advised by the Company to consult with legal counsel prior to executing this Agreement and the release provided for in this Paragraph 10, has had an opportunity to consult with and to be advised by legal counsel of his choice, fully understands the terms of this Agreement, and enters into this Agreement freely, voluntarily and intending to be bound;

              (iii) He has been given a period of twenty-one (21) days to review and consider the terms of this Agreement, and the release contained herein, prior to its execution and that he may use as much of the twenty-one (21) day period as he desires; and

              (iv) He may, within seven (7) days after execution, revoke this Agreement. Revocation shall be made by delivering a written notice of revocation to the Vice President of Human Resources at the Company. For such revocation to be effective, written notice must be actually received by the Vice President of Human Resources at the Company no later than the close of business on the seventh (7th) day after Executive executes this Agreement. If Executive does exercise his right to revoke this Agreement, all of the terms and conditions of the Agreement shall be of no force and effect and the Company shall not have any obligation to make payments or provide benefits or option to Executive as set forth in Paragraphs 6, 7 and 8 of this Agreement, except as may be required under COBRA.

       (d) Executive agrees that he will never file a lawsuit or other complaint asserting any claim that is released in this Paragraph 10.

       (e) It is understood and agreed that Executive's resignation and retirement are by mutual agreement between the Company and Executive, and that Executive waives and releases any claim that he has or may have to reemployment after May 27, 1997.

       (f) As a condition of the Company's obligation to make payments or provide benefits to Executive as set forth in Paragraphs 6 and 7 of this Agreement, and as a condition to any exercise of the options granted pursuant to the Option Agreements provided for in Paragraph 8(a) of this Agreement, Executive shall, at the time of his retirement as an employee of the Company pursuant to Paragraph 5 of this Agreement, execute and deliver the Release attached hereto as Exhibit B and made a part hereof.

       11. CONFIDENTIAL INFORMATION; STATEMENTS TO THIRD PARTIES.

       (a) Executive acknowledges and agrees that in the performance of his duties as an officer and employee of the Company, and as a consultant to the Company pursuant to Paragraph 7 hereof, he was and may be brought into frequent contact with, had or may have had access to, and/or became or may become informed of confidential and proprietary information of the Company and/or information which is a trade secret of the Company (collectively, "Confidential Information"), as more fully described in subparagraph (b) of this Paragraph 11. Executive acknowledges and agrees that the Confidential Information of the Company gained by Executive during his association with the Company was or will be developed by and/or for the Company through substantial expenditure of time, effort and money and constitutes valuable and unique property of the Company.

       (b) Executive will keep in strict confidence, and will not, directly or indirectly, at any time, disclose, furnish, disseminate, make available, use or suffer to be used in any manner any Confidential Information of the Company (except as may be necessary in connection with the discharge of Executive's obligations pursuant to Paragraphs 3, 7 and 15 of this Agreement) without limitation as to when or how Executive may have acquired such Confidential Information. Executive specifically acknowledges that Confidential Information includes any and all information, whether reduced to writing (or in a form from which information can be obtained, translated, or derived into reasonably usable form), or maintained in the mind or memory of Executive and whether compiled or created by the Company, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, that reasonable efforts have been put forth by the Company to maintain the secrecy of Confidential Information, that such Confidential Information is and will remain the sole property of the Company, and that any retention or use by Executive of Confidential Information after the termination of Executive's employment with and services for the Company shall constitute a misappropriation of the Company's Confidential Information.

       (c) Executive further agrees that he shall return (to the extent he has not already returned), within ten (10) days of the effective date of his retirement as an employee of the Company, in good condition, all property of the Company, including, without limitation, (i) property, documents and/or all other materials (including copies, reproductions, summaries and/or analyses) which constitute, refer or relate to Confidential Information of the Company, (ii) keys to Company property, (iii) files and (iv) blueprints or other drawings.

       (d) Executive further acknowledges and agrees that his obligation of confidentiality shall survive, regardless of any other breach of this Agreement or any other agreement, by any party hereto, until and unless such Confidential Information of the Company shall have become, through no fault of Executive, generally known to the public or Executive is required by law (after providing the Company with notice and opportunity to contest such requirement) to make disclosure. Executive's obligations under this Paragraph 11 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which Executive may have to the Company under general legal or equitable principles or statutes.

       (e) Because the purpose of this Agreement is to settle amicably any and all potential disputes or claims among the parties, neither Executive nor the Company shall, directly or indirectly, make or cause to be made any statements to any third parties criticizing or disparaging the other or commenting on the character or business reputation of the other. Executive further hereby agrees that, without the prior written consent of the Chief Executive Officer of the Company, unless otherwise required by law, he will not (1) comment to others concerning the status, plans or prospects of the business of the Company, (2) comment to others concerning the status, plans or prospects of any existing, threatened or potential claims or litigation involving the Company, or (3) engage in any act or omission that would be detrimental, financially or otherwise, to the Company, or that would subject the Company to public disrespect, scandal or ridicule.

       12. NON-COMPETITION; CERTAIN ACTIONS.

       (a) Executive agrees that for a period commencing on the date of this Agreement through the end of the Consulting Period, within the Territory (as described in subparagraph (b)(i) of this Paragraph 12) (and, as to subparagraph
(a)(iii) of this Paragraph 12, any place), he shall not, directly or indirectly, do or suffer any of the following:

              (i) Own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association, or other business entity, or otherwise engage in any business, which is in competition with the Company's business (as described in subparagraph (b)(ii) of this Paragraph 12); provided, however, that the ownership of not more than five percent (5%) of any class of publicly-traded securities of any entity shall not be deemed a violation of this Agreement.

              (ii) Employ, assist in employing, or otherwise associate in business with any person who presently or at the end of the Employment Term is an employee, officer or agent of the Company, or any of its affiliated, related or subsidiary entities.

              (iii) Induce any person who is an employee, officer or agent of the Company, or any of its affiliated, related, or subsidiary entities to terminate such relationship.

       (b) For purposes of this Agreement:

              (i) "Territory" shall mean the countries identified in Exhibit C hereto.

              (ii) The Company's business shall mean the design, manufacture, distribution and sale of the products identified in Exhibit D hereto.

       (c) Executive agrees that for a period commencing on the date of this Agreement through the end of the Consulting Period, except within the terms of a specific request from the Company, Executive shall not as a principal, or agent of another person, propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person or directly or indirectly, (i) any form of business combination, acquisition, or other transaction relating to the Company or any majority-owned affiliate thereof, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any such affiliate, or (iii) any demand, request or proposal to amend, waive or terminate any provision of this subparagraph 12(c) of this Agreement, nor except as aforesaid during such period will Executive, except with respect to the exercise of options granted pursuant to the Option Agreements provided for in Paragraph 8 of this Agreement, as a principal, or agent of another person, (1) acquire, or offer, propose or agree to acquire, by purchase or otherwise, any securities entitled to vote generally in the election of directors of the Company or any direct or indirect options or other rights to acquire any such securities ("Voting Securities"), (2) make, or in any way participate in, any solicitation of proxies with respect to any Voting Securities (including by the execution of action by written consent), become a participant in any election contest with respect to the Company, seek to influence any person with respect to any Voting Securities or demand a copy of the Company's list of its stockholders or other books and records, (3) participate in or encourage the formation of any partnership, syndicate, or other group which owns or seeks or offers to acquire beneficial ownership of any Voting Securities or which seeks to affect control of the Company or for the purpose of circumventing any provision of this Agreement, or (4) except in connection with Executive's duties as Chairman of the Board of the Company, otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the management, Board of Directors, or policies of the Company.

       (d) In the event Executive shall violate any provision of this Paragraph 12 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

       (e) Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 12 and this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Executive, would not operate as a bar to Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Executive.

       13. DISCLOSURE. Executive, for a period commencing on the date of this Agreement through the end of the Consulting Period, agrees to communicate the contents of Paragraphs 11, 12, 14(b), 15 and 17 of this Agreement to any person, firm, association, or corporation which he intends to be employed by, associated in business with, or represent.

       14. BREACH.

       (a) If Executive breaches in any material way any of the provisions of this Agreement, then the Company may, at its sole option, (1) immediately terminate all remaining payments and benefits described in Paragraphs 4 and 7 of this Agreement, and Paragraph 6 of this Agreement to the extent not vested in Executive on the date hereof, (2) cancel the outstanding options granted pursuant to the Option Agreements provided for in Paragraph 8(a) of this Agreement, and (3) obtain reimbursement from Executive of all payments and benefits, options and related Common Shares and Class A Common Shares of the Company already provided pursuant to Paragraphs 4, 7 and 8(a) of this Agreement, and Paragraph 6 of this Agreement to the extent not vested in Executive on the date hereof, plus any expenses and damages incurred as a result of the breach, with the remainder of this Agreement, and all promises and covenants herein, remaining in full force and effect.

       (b) Executive acknowledges and agrees that the remedy at law available to the Company for breach by Executive of any of his obligations under Paragraphs 11 and 12 of this Agreement would be inadequate and that damages flowing from such a breach would not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of Executive's violation of any provision of Paragraph 11 or 12 of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

       (c) The Company acknowledges and agrees that the remedy at law available to the Executive for breach by the Company of its obligations under Paragraph 11(e) of this Agreement would be inadequate and that damages flowing from such a breach would not be readily susceptible to being measured in monetary terms. Accordingly, the Company acknowledges, consents and agrees that, in addition to any other rights or remedies which Executive may have at law, in equity or under this Agreement, upon adequate proof of the Company's violation of Paragraph 11(e) of this Agreement, Executive shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damages.

       (d) In the event of the nonpayment by Company after receipt of thirty
(30) days written notice of non-payment from Executive of all or any part of the compensation or consideration required to be paid to Executive pursuant to the terms of this Agreement (other than by reason of Executive's breach of the terms of this Agreement) or in the event this Agreement is not ratified by any receiver, trustee or similar officer appointed in connection with a bankruptcy proceeding involving the Company, then in either event, the restrictions on Executive set forth in paragraph 12 of this Agreement shall immediately terminate and be of no further force and effect without further action by Executive.

       15. CONTINUED AVAILABILITY AND COOPERATION.

       (a) Executive shall cooperate fully with the Company and with the Company's counsel in connection with any present and future actual or threatened litigation or administrative proceeding involving the Company that relates to events, occurrences or conduct occurring (or claimed to have occurred) during the period of Executive's employment by the Company. This cooperation by Executive shall include, but not be limited to:

              (i) making himself reasonably available for interviews and discussions with the Company's counsel as well as for depositions and trial testimony;

              (ii) if depositions or trial testimony are to occur, making himself reasonably available and cooperating in the preparation therefor as and to the extent that the Company or the Company's counsel reasonably requests;

              (iii) refraining from impeding in any way the Company's prosecution or defense of such litigation or administrative proceeding; and

              (iv) cooperating fully in the development and presentation of the Company's prosecution or defense of such litigation or administrative proceeding.

       (b) After the end of the Consulting Period, Executive shall be reimbursed by the Company for reasonable travel, lodging, telephone and similar expenses incurred in connection with such cooperation, which the Company shall reasonably endeavor to schedule at times not conflicting with the reasonable requirements of any future employer of Executive, or with the requirements of any third party with whom Executive has a business relationship that provides remuneration to Executive. Executive shall not unreasonably withhold his availability for such cooperation. The Company will give appropriate consideration to reimbursement of Executive at a per diem rate if significant involvement and/or cooperation in excess of five (5) days in any given year is required of Executive by Company.

       16. SUCCESSORS AND BINDING AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed included in the definition of "the Company" for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

       (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

       (c) This Agreement is personal in nature and none of the parties hereto shall, without the consent of the other parties, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in subparagraphs (a) and (b) of this Paragraph 16.

       (d) This Agreement is intended to be for the exclusive benefit of the parties hereto, and except as provided in subparagraphs (a) and (b) of this Paragraph 16, no third party shall have any rights hereunder.

       (e) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement.

       17. NON-DISCLOSURE. Except to the extent that this Agreement or the terms hereof become publicly known or available because of legally mandated disclosure and filing requirements of the Securities and Exchange Commission, or because of any other legal requirement that this Agreement or the terms hereof be disclosed or filed with a governmental instrumentality or agency, all provisions of this Agreement and the circumstances giving rise hereto are and shall remain confidential and shall not be disclosed to any person not a party hereto (other than (i) Executive's spouse and children, (ii) each party's attorney, financial advisor and/or tax advisor to the extent necessary for such advisor to render appropriate legal, financial and tax advice, and (iii) persons or entities that fall within the scope of Paragraph 13 of this Agreement, but only to the extent required thereby), except as necessary to carry out the provisions of this Agreement, and except as may be required by law; PROVIDED, HOWEVER, that Executive may disclose to prospective employers the circumstances of his retirement from the Company so long as all such disclosures are made in a manner not injurious to the reputation or business of the Company.

       18. NOTICES. For all purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, addressed to the Company (to the attention of the Vice President of Human Resources) at its principal executive offices and to Executive at his principal residence, _________________, or to such other address as any party may have furnished to the other in writing and in accordance herewith. Notices of change of address shall be effective only upon receipt.

       19. PROFESSIONAL FEES. The Company and Executive acknowledge and agree that each shall be responsible for the payment of their respective professional fees and costs (and related disbursements) incurred in connection with Executive's termination and resignation and all matters relating to the negotiation and execution of this Agreement; provided that the Company shall reimburse Executive his reasonable professional fees and costs (and related disbursements) in connection herewith in an amount not to exceed SIXTY THOUSAND DOLLARS ($60,000).

       20. TAXES, PAYMENTS, ETC.

       (a) Executive acknowledges and agrees that he shall be responsible for his share of any and all Federal, State and/or local taxes applicable to the payments made, and benefits provided or made available, to Executive pursuant to this Agreement and further agrees to indemnify the Company against any liability as a result of those taxes.

       (b) The payments to Executive pursuant to Paragraphs 4, 6 and 7 of this Agreement shall be made by check or direct deposit to an account designated by Executive, and shall be reduced by any applicable Federal, State and local tax or other required withholding. The payments to Executive pursuant to subparagraph 4(b) of this Agreement shall be reduced by any applicable deductions resulting from Executive's election to participate in the Company's medical and/or life insurance programs as described in subparagraph 4(c) of this Agreement.

       21. MISCELLANEOUS. The death or disability of Executive following the execution of this Agreement shall not affect or revoke this Agreement or any of the obligations of the parties hereto. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by any of the parties that are not set forth expressly in this Agreement and every one of them (if, in fact, there have been any) is hereby terminated without liability or any other legal effect whatsoever.

       22. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter.

       23. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such state.

       24. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall nevertheless remain in full force and effect.

       25. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

       26. CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.

       27. FURTHER ASSURANCES. Each party hereto shall execute such additional documents, and do such additional things, as may reasonably be requested by the other party to effectuate the purposes and provisions of this Agreement.


       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date set forth above.

                                      THE LINCOLN ELECTRIC COMPANY

                                      By:  /s/ RAYMOND S. VOGT
                                           ---------------------------------
                                      Its: Vice President, Human Resources
                                           ---------------------------------

Witness:   /s/ L.O. SELHORST          /s/ DONALD F. HASTINGS
         ----------------------       --------------------------------------
           Lawrence O. Selhorst       Donald F. Hastings

                                      Date:  February 14, 1997

[Common Shares]

                                   EXHIBIT A-1

                          THE LINCOLN ELECTRIC COMPANY

                      Non-Qualified Stock Option Agreement
                      ------------------------------------

       WHEREAS, Donald F. Hastings (the "Optionee") is an employee of The Lincoln Electric Company (the "Company");

       WHEREAS, the execution of a stock option agreement in the form hereof has been authorized by a resolution of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company that was duly adopted on September 24, 1996, with an effective date of October 1, 1996 (the "Date of Grant"), and is incorporated herein by this reference; and

       WHEREAS, the option granted hereby is intended to be a non-qualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986;

       NOW, THEREFORE, pursuant to the Company's 1988 Incentive Equity Plan (the "Plan") and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby grants to the Optionee a non-qualified stock option (the "Option") to purchase 50,000 Common Shares, without par value, of the Company (the "Common Shares"), at the exercise price of thirty dollars ($30.00) per Common Share (the "Exercise Price").

       1. VESTING OF OPTION. (a) Unless terminated as hereinafter provided, the Option shall be exercisable after the Optionee shall have been in the continuous employ of the Company or a Subsidiary (as defined in the Plan) from the Date of Grant to May 27, 1997.

       (b) Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately exercisable in full upon any change in control of the Company that shall occur while the Optionee is an employee of the Company or a Subsidiary.
For the purposes of this agreement, the term "change in control" shall mean the occurrence of any of the following events:

              (i) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than 51 percent of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity is owned, directly or indirectly, by the shareholders of the Company generally prior to the transaction; or

              (ii) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report thereto), as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act) of securities representing 30 percent or more of the combined voting power of the then-outstanding voting securities of the Company, excluding (A) any person or group of persons who are officers, directors or employees of the Company or any Subsidiary as of the date hereof or are related by blood or marriage to the descendants of James F. or John C. Lincoln, including any trusts or similar arrangements for any of the foregoing and any foundations established by any of the foregoing and (B) any underwriter or syndicate of underwriters acting on behalf of the Company in a public offering of the Company's securities and any of their transferees; or

              (iii) the Company shall file a report or proxy statement with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of Schedule 14A thereunder (or any successor schedule, form, report or item thereto) that a change in control of the

       Company has or may have occurred, or will or may occur in the future, pursuant to any then-existing contract or transaction; or

              (iv) the individuals who constituted the Board at the beginning of any period of two consecutive calendar years cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's shareholders of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board still in office who were members of the Board at the beginning of any such period.

In the event that any person described in Section 1(b)(ii) hereof files an amendment to any report referred to in Section 1(b)(ii) hereof that shows the beneficial ownership described in Section 1(b)(ii) hereof to have decreased to less than 30 percent, or in the event that any anticipated change in control referred to in Section 1(b)(iii) hereof does not occur following the filing with the SEC of any report or proxy statement described in Section 1(b)(iii) hereof because any contract or transaction referred to in Section 1(b)(iii) hereof is cancelled or abandoned, the Committee may nullify the effect of Section 1(b)(ii) or 1(b)(iii) hereof, as the case may be, and reinstate the provisions of Section 1(a) hereof by giving notice thereof to the Optionee; PROVIDED, HOWEVER, that any such action by the Committee shall not prejudice any exercise of the Option that may have occurred prior to the nullification and reinstatement. The provisions of Section 1(b)(ii) hereof shall again become automatically effective following any such nullification of the provisions thereof and reinstatement of the provisions of Section 1(a) hereof in the event that any person described in
Section 1(b)(ii) hereof files a further amendment to any report referred to in
Section 1(b)(ii) hereof that shows the beneficial ownership described in Section 1(b)(ii) hereof to have again increased to 30 percent or more.

       (c) Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately exercisable in full upon the death or disability (as defined in the Plan) of the Optionee while in the employment of the Company or any Subsidiary, or the Retirement (as defined in the Plan) of the Optionee with the consent of the Board of Directors.

       (d) To the extent that the Option shall have become exercisable in accordance with the terms of this agreement, it may be exercised in whole or in part from time to time thereafter.

       2. TERMINATION OF OPTION. The Option shall terminate automatically and without further notice on the earliest of the following dates:

       (a) Three months after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary, unless the cessation of his employment
(i) is a result of his or her death, Disability (as defined in the Plan) or Retirement or (ii) occurs in a manner described in (d) or (e) below;

       (b) Three years after the date of the death or Disability of the Optionee while an employee of the Company or a Subsidiary or three years after the date of Retirement of the Optionee;

       (c) One year after the date of the death of the Optionee, if the Optionee dies after the termination of his employment with the Company or a Subsidiary and prior to the termination of the Option; (d) Automatically and without further notice upon the termination of Optionee's employment for Cause;

       (e) If the Optionee, either during employment by the Company or after termination of such employment, does not comply with each and every provision of the Employment, Retirement and Consulting Agreement dated February 14, 1997 between the Optionee and the Company (the "ERC Agreement") applicable to the Optionee, including, without limitation Paragraphs 10, 11, 12, 13 and 15 of the ERC Agreement and the Board of Directors or the Compensation Committee shall so find, the Optionee shall, forthwith upon notice of such finding, (i) return to the Company, in exchange for payment by the Company of the option price paid therefor, all the Common Shares that the Optionee has not disposed of that were purchased pursuant to this Agreement prior to the date of such noncompliance or the commencement of such noncompliance with the ERC Agreement, and (ii) with respect to any shares so purchased that the

Optionee has disposed of, pay to the Company in cash the difference between (A) the option price paid therefor by the Optionee pursuant to this Agreement, and
(B) the closing price of the Common Shares on the NASDAQ National Market on the date of such purchase (or on the last trading day prior to such purchase, if there was no trading on the purchase date). To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Optionee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit under the ERC Agreement or for any other reason.

              (f) ten years after the Date of Grant.

       For purposes of this agreement, the following term shall be defined as set forth below:

              (i) "Cause" means a felony conviction of the Optionee or the failure of the Optionee to contest prosecution for a felony, or Optionee's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary.

       3. PAYMENT OF EXERCISE PRICE. The Exercise Price shall be payable upon exercise (a) in cash in the form of certified or bank check or other cash equivalent acceptable to the Company, (b) by transfer to the Company of nonforfeitable, unrestricted Common Shares or Class A Common Shares, without par value, of the Company ("Class A Shares") that have been owned by the Optionee for at least six months prior to the date of exercise, or (c) by any combination of the methods of payment described in Sections 3(a) and 3(b) hereof. Nonforfeitable, unrestricted Common Shares or Class A Shares that are transferred by the Optionee in payment of all or any part of the Exercise Price shall be valued on the basis of their fair market value as determined by the Committee from time to time.

       4. COMPLIANCE WITH LAW. Notwithstanding any other provision of this agreement, the Option shall not be exercisable if the exercise or issuance thereof would result in a violation of any law. To the extent that the Ohio Securities Act shall be applicable to the Option, the Option shall not be exercisable unless the Common Shares or other securities covered by the Option are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder, or (d) the subject of a transaction that shall have been registered by description thereunder.

       5. TRANSFERABILITY AND EXERCISABILITY. The Option, including any interest therein, shall not be transferable by the Optionee except by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by him or, in the event of his legal incapacity to do so, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

       6. ADJUSTMENTS. The Committee shall make any adjustments in the Exercise Price and the number or kind of shares of stock or other securities covered by the Option that the Committee may determine to be equitably required to prevent any dilution or expansion of the Optionee's rights under this agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization or partial or complete liquidation involving the Company, or (c) other transaction or event having an effect similar to any of those referred to in Section 6(a) or 6(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Committee may provide in substitution of any or all of the Optionee's rights under this agreement such alternative consideration as the Committee may determine in good faith to be equitable under the circumstances.

       7. WITHHOLDING TAXES. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any exercise of the Option, the Optionee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof.

       8. CONTINUOUS EMPLOYMENT. For purposes of this Agreement, the continuous employ of the Optionee with the Company or a Subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries.

       9. RIGHT TO TERMINATE EMPLOYMENT. No provision of this agreement shall limit in any way whatsoever any right that the Company or a subsidiary may otherwise have to terminate the employment of the Optionee at any time.

       10. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Optionee under this agreement or the Plan shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a subsidiary.

       11. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; PROVIDED, HOWEVER, that no amendment shall adversely affect the rights of the Optionee with respect to the Option without the Optionee's consent.

       12. SEVERABILITY. In the event that one or more of the provisions of this agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

       13. GOVERNING LAW. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.

       This agreement is executed by the Company on this 14th day of February, 1997.

                                     THE LINCOLN ELECTRIC COMPANY

                                     By  /s/ RAYMOND S. VOGT
                                         ---------------------------------
                                         Raymond S. Vogt
                                         Vice President, Human Resources

       The undersigned Optionee hereby acknowledges receipt of an executed original of this agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

                                         /s/ DONALD F. HASTINGS
                                         ---------------------------------
                                         Donald F. Hastings

                                         Date:  February 14, 1997

[Class A Shares]

                                   EXHIBIT A-2

                          THE LINCOLN ELECTRIC COMPANY

                      Non-Qualified Stock Option Agreement
                      ------------------------------------

       WHEREAS, Donald F. Hastings (the "Optionee") is an employee of The Lincoln Electric Company (the "Company");

       WHEREAS, the execution of a stock option agreement in the form hereof has been authorized by a resolution of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company that was duly adopted on September 24, 1996, with an effective date of October 1, 1996 (the "Date of Grant"), and is incorporated herein by this reference; and

       WHEREAS, the option granted hereby is intended to be a non-qualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986;

       NOW, THEREFORE, pursuant to the Company's 1988 Incentive Equity Plan (the "Plan") and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby grants to the Optionee a non-qualified stock option (the "Option") to purchase 50,000 Class A Common Shares, without par value, of the Company (the "Class A Shares"), at the exercise price of twenty-seven dollars and twenty-five cents ($27.25) per Class A Share (the "Exercise Price").

       1. VESTING OF OPTION. (a) Unless terminated as hereinafter provided, the Option shall be exercisable after the Optionee shall have been in the continuous employ of the Company or a Subsidiary (as defined in the Plan) from the Date of Grant to May 27, 1997.

       (b) Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately exercisable in full upon any change in control of the Company that shall occur while the Optionee is an employee of the Company or a Subsidiary. For the purposes of this agreement, the term "change in control" shall mean the occurrence of any of the following events:

              (i) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than 51 percent of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity is owned, directly or indirectly, by the shareholders of the Company generally prior to the transaction; or

              (ii) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report thereto), as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act) of securities representing 30 percent or more of the combined voting power of the then-outstanding voting securities of the Company, excluding (A) any person or group of persons who are officers, directors or employees of the Company or any Subsidiary as of the date hereof or are related by blood or marriage to the descendants of James F. or John C. Lincoln, including any trusts or similar arrangements for any of the foregoing and any foundations established by any of the foregoing and (B) any underwriter or syndicate of underwriters acting on behalf of the Company in a public offering of the Company's securities and any of their transferees; or

              (iii) the Company shall file a report or proxy statement with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of Schedule 14A thereunder (or any successor schedule, form, report or item thereto) that a change in control of the

       Company has or may have occurred, or will or may occur in the future, pursuant to any then-existing contract or transaction; or

              (iv) the individuals who constituted the Board at the beginning of any period of two consecutive calendar years cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's shareholders of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board still in office who were members of the Board at the beginning of any such period.

In the event that any person described in Section 1(b)(ii) hereof files an amendment to any report referred to in Section 1(b)(ii) hereof that shows the beneficial ownership described in Section 1(b)(ii) hereof to have decreased to less than 30 percent, or in the event that any anticipated change in control referred to in Section 1(b)(iii) hereof does not occur following the filing with the SEC of any report or proxy statement described in Section 1(b)(iii) hereof because any contract or transaction referred to in Section 1(b)(iii) hereof is cancelled or abandoned, the Committee may nullify the effect of Section 1(b)(ii) or 1(b)(iii) hereof, as the case may be, and reinstate the provisions of Section 1(a) hereof by giving notice thereof to the Optionee; PROVIDED, HOWEVER, that any such action by the Committee shall not prejudice any exercise of the Option that may have occurred prior to the nullification and reinstatement. The provisions of Section 1(b)(ii) hereof shall again become automatically effective following any such nullification of the provisions thereof and reinstatement of the provisions of Section 1(a) hereof in the event that any person described in
Section 1(b)(ii) hereof files a further amendment to any report referred to in
Section 1(b)(ii) hereof that shows the beneficial ownership described in Section 1(b)(ii) hereof to have again increased to 30 percent or more.

       (c) Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately exercisable in full upon the death or disability (as defined in the Plan) of the Optionee while in the employment of the Company or any Subsidiary, or the Retirement (as defined in the Plan) of the Optionee with the consent of the Board of Directors.

       (d) To the extent that the Option shall have become exercisable in accordance with the terms of this agreement, it may be exercised in whole or in part from time to time thereafter.

       2. TERMINATION OF OPTION. The Option shall terminate automatically and without further notice on the earliest of the following dates:

       (a) Three months after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary, unless the cessation of his employment
(i) is a result of his or her death, Disability (as defined in the Plan) or Retirement or (ii) occurs in a manner described in (d) or (e) below;

       (b) Three years after the date of the death or Disability of the Optionee while an employee of the Company or a Subsidiary or three years after the date of Retirement of the Optionee;

       (c) One year after the date of the death of the Optionee, if the Optionee dies after the termination of his employment with the Company or a Subsidiary and prior to the termination of the Option;

       (d) Automatically and without further notice upon the termination of Optionee's employment for Cause;

       (e) If the Optionee, either during employment by the Company or after termination of such employment, does not comply with each and every provision of the Employment, Retirement and Consulting Agreement dated February 14, 1997 between the Optionee and the Company (the "ERC Agreement") applicable to the Optionee, including, without limitation Paragraphs 10, 11, 12, 13 and 15 of the ERC Agreement and the Board of Directors or the Compensation Committee shall so find, the Optionee shall, forthwith upon notice of such finding, (i) return to the Company, in exchange for payment by the Company of the option price paid therefor, all the Class A Shares that the Optionee has not disposed of that were purchased pursuant to this Agreement prior to the date of such noncompliance or the commencement of such noncompliance with the ERC Agreement, and (ii) with respect to any shares so purchased that the

Optionee has disposed of, pay to the Company in cash the difference between (A) the option price paid therefor by the Optionee pursuant to this Agreement, and
(B) the closing price of the Class A Shares on the NASDAQ National Market on the date of such purchase (or on the last trading day prior to such purchase, if there was no trading on the purchase date). To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Optionee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit under the ERC Agreement or for any other reason.

       (f) ten years after the Date of Grant.

       For purposes of this agreement, the following term shall be defined as set forth below:

              (i) "Cause" means a felony conviction of the Optionee or the failure of the Optionee to contest prosecution for a felony, or Optionee's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary.

       3. PAYMENT OF EXERCISE PRICE. The Exercise Price shall be payable upon exercise (a) in cash in the form of certified or bank check or other cash equivalent acceptable to the Company, (b) by transfer to the Company of nonforfeitable, unrestricted Common Shares, without par value, of the Company ("Common Shares") or Class A Shares that have been owned by the Optionee for at least six months prior to the date of exercise, or (c) by any combination of the methods of payment described in Sections 3(a) and 3(b) hereof. Nonforfeitable, unrestricted Common Shares or Class A Shares that are transferred by the Optionee in payment of all or any part of the Exercise Price shall be valued on the basis of their fair market value as determined by the Committee from time to time.

       4. COMPLIANCE WITH LAW. Notwithstanding any other provision of this agreement, the Option shall not be exercisable if the exercise or issuance thereof would result in a violation of any law. To the extent that the Ohio Securities Act shall be applicable to the Option, the Option shall not be exercisable unless the Class A Shares or other securities covered by the Option are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder, or (d) the subject of a transaction that shall have been registered by description thereunder.

       5. TRANSFERABILITY AND EXERCISABILITY. The Option, including any interest therein, shall not be transferable by the Optionee except by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by him or, in the event of his legal incapacity to do so, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

       6. ADJUSTMENTS. The Committee shall make any adjustments in the Exercise Price and the number or kind of shares of stock or other securities covered by the Option that the Committee may determine to be equitably required to prevent any dilution or expansion of the Optionee's rights under this agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization or partial or complete liquidation involving the Company, or (c) other transaction or event having an effect similar to any of those referred to in Section 6(a) or 6(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Committee may provide in substitution of any or all of the Optionee's rights under this agreement such alternative consideration as the Committee may determine in good faith to be equitable under the circumstances.

       7. WITHHOLDING TAXES. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any exercise of the Option, the Optionee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof.

       8. CONTINUOUS EMPLOYMENT. For purposes of this Agreement, the continuous employ of the Optionee with the Company or a Subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries.

       9. RIGHT TO TERMINATE EMPLOYMENT. No provision of this agreement shall limit in any way whatsoever any right that the Company or a subsidiary may otherwise have to terminate the employment of the Optionee at any time.

       10. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Optionee under this agreement or the Plan shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a subsidiary.

       11. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee with respect to the Option without the Optionee's consent.

       12. SEVERABILITY. In the event that one or more of the provisions of this agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

       13. GOVERNING LAW. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.

       This agreement is executed by the Company on this 14th day of February, 1997.

                                      THE LINCOLN ELECTRIC COMPANY

                                      By  /s/ RAYMOND S. VOGT
                                          ----------------------------------
                                          Raymond S. Vogt
                                          Vice President, Human Resources

       The undersigned Optionee hereby acknowledges receipt of an executed original of this agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

                                          /s/ DONALD F. HASTINGS
                                          ----------------------------------
                                              Donald F. Hastings

                                          Date:  February 14, 1997

                                    EXHIBIT B
                                    ---------

                                     RELEASE
                                     -------

     (a) In consideration of the payments made and to be made and the benefits to be received by the undersigned (the "Executive") pursuant to Paragraphs 6, 7 and 8(a) of the Employment, Retirement and Consulting Agreement between The Lincoln Electric Company and the Executive made the 14th day of February, 1997, the Executive, for himself and his dependents, successors, assigns, heirs, executors and administrators (and his and their legal representatives of every kind), hereby releases, dismisses, remises and forever discharges The Lincoln Electric Company, its predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, stockholders, members, employees, heirs, successors, assigns, representatives, agents and counsel (the "Company") from any and all arbitrations, claims, including claims for attorney's fees, demands, damages, suits, proceedings, actions and/or causes of action of any kind and every description, whether known or unknown, which Executive now has or may have had for, upon, or by reason of any cause whatsoever (except that this release shall not apply to the obligations of the Company arising under this Agreement) ("claims"), against the Company, including but not limited to:

          (i) any and all claims arising out of or relating to Executive's employment by or service with the Company and his termination from the Company;

          (ii) any and all claims of discrimination, including but not limited to claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, including, specifically, but without limiting the generality of the foregoing, any claims under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, Ohio Revised Code Section 4101.17 and Ohio Revised Code Chapter 4112, including Sections 4112.02 and 4112.99 thereof; and

          (iii) any and all claims of wrongful or unjust discharge or breach of any contract or promise, express or implied.

     (b) Executive understands and acknowledges that the Company does not admit any violation of law, liability or invasion of any of his rights and that any such violation, liability or invasion is expressly denied. The consideration provided for this Release is made for the purpose of settling and extinguishing all claims and rights (and every other similar or dissimilar matter) that Executive ever had or now may have against the Company to the extent provided in this Release. Executive further agrees and acknowledges that no representations, promises or inducements have been made by the Company other than as appear in this Agreement.

     (c) Executive further agrees and acknowledges that:

          (i) The release provided for herein releases claims to and including the date of this Release;

          (ii) He has been advised by the Company to consult with legal counsel prior to executing this Release, has had an opportunity to consult with and to be advised by legal counsel of his choice, fully understands the terms of this Release, and enters into this Release freely, voluntarily and intending to be bound;

          (iii) He has been given a period of twenty-one (21) days to review and consider the terms of this Release, prior to its execution and that he may use as much of the twenty-one (21) day period as he desires; and

          (iv) He may, within seven (7) days after execution, revoke this Release. Revocation shall be made by delivering a written notice of revocation to the Vice President of Human Resources at the Company. For such revocation to be effective, written notice must be actually received by the Vice President of Human Resources at the Company no later than the close of business on the seventh (7th) day after Executive executes this Release. If Executive does exercise his right to revoke this Release, all of the terms and conditions of the Release shall be of no force and effect and the Company shall not have any obligation to make payments or provide benefits to Executive as set forth in Paragraphs 6 (to the extent not vested in Executive on the 14th day of February, 1997) and 7 of the Employment, Retirement and Consulting Agreement between the Company and the Executive made the 14th day of February, 1997.

     (d) Executive agrees that he will never file a lawsuit or other complaint asserting any claim that is released in this Release.

     (e) It is understood and agreed that Executive's resignation and retirement are by mutual agreement between the Company and Executive, and that Executive waives and releases any claim that he has or may have to reemployment after May 27, 1997.

     IN WITNESS WHEREOF, the Executive has executed and delivered this Release on the date set forth below.

                                            DONALD F. HASTINGS


Witness: _____________________              __________________________________


Date: ________________________              Date: ____________________________

                                    EXHIBIT C
                                    ---------

Argentina
Australia
Austria
Brazil
Canada
Chile
China
Columbia
Czech Republic
Denmark
England
Finland
France
Germany
Greece
Hungary
India
Indonesia
Ireland
Italy
Japan
Korea
Malaysia
Mexico
Netherlands
Northern Ireland
Norway
Peru
Phillipines
Poland
Portugal
Russia
Scotland
South Africa
Spain
Sweden
Taiwan
Thailand
United States
Venezuela
Vietnam
Wales

                                    EXHIBIT D
                                    ---------


I. All Arc Welding Machines ranging from light duty models for light industrial and farm use to heavy duty models for commercial and industrial use in manual, semi-automatic, automatic and robotic welding.

II. All Arc Welding Consumables: Welding rods, fluxes and wires used in light to heavy manufacturing of mild steel, alloy and hard surface applications; coated manual or stick electrodes; solid electrodes produced in coil form for continuous feeding in mechanized welding; cored electrodes produced in coil form for continuous feeding in mechanized welding; submerged arc electrodes and fluxes; self-shielded cored electrodes; gas-shielded solid and cored electrodes.

III.   All Arc Welding Power Sources and Automated Wire Feeding Systems.

IV. All Integral horsepower electric motors ranging principally from 1/3 to 250 horsepower, but including cast iron motors of up to 1,250 horsepower.

                                    EXHIBIT E
                                    ---------

Mr. Hastings may serve on the below-mentioned Boards and with such organizations only in his individual capacity.


American Welding Society (on Foundation Board)

Case Western Reserve (on Visiting Committee)
Weatherhead School of Management

Cleveland Council on World Affairs (Chairman)
75 Public Square
Cleveland, OH  44113-2001

Ohio Law Enforcement Agency (Fund Raising Captain)

Hope Lodge, American Cancer Society (on Board of Trustees - Chairman of Capital Campaign)

Lake Erie College (on Board of Trustees)

50 Club (Member)

Cleveland Committee on Foreign Relations (Chairman)

French American Chamber of Commerce (Chairman on Advisory Committee)

Greater Cleveland Growth Association (Executive Committee)

World Trade Center, Chairman

International Trade Alliance (Chairman)

Cleveland World Trade Association (Member)